Evoqua Water Technologies Reports First Quarter 2023 Results
First Quarter 2023 Financial Highlights:
•Revenue of $435.8 million, an increase of 19.0% compared to the prior year period; organic revenue growth of 9.1%
•Net income of $9.3 million, an increase of 52.5% compared to the prior year period
•Adjusted EBITDA of $72.7 million, an increase of 33.9% compared to the prior year period

PITTSBURGH -- Evoqua Water Technologies (NYSE:AQUA), an industry leader in mission-critical water treatment solutions, today reported results for its first quarter ended December 31, 2022.
Revenue for the first quarter of fiscal year 2023 was $435.8 million, compared to $366.3 million in the prior year period, an increase of 19.0%, or $69.5 million. Organic revenue growth contributed 9.1%, or $33.3 million, driven by favorable price realization and higher volume for products and services across most product lines and all regions. Inorganic revenue contributed $42.9 million, primarily related to our acquisition of the Mar Cor business on January 3, 2022. Revenue was unfavorably impacted by $6.7 million in the period related to foreign currency translation. Net income for the quarter was $9.3 million, resulting in diluted earnings per share (“EPS”) of $0.07, as compared to net income of $6.1 million and diluted EPS of $0.05 in the prior year period. The increase in net income of 52.5%, or $3.2 million, was favorably impacted by increased revenues and related profit. These benefits were partially offset by increased operating expenses as compared to the prior period, including higher legal expenses as well as higher wages and other costs associated with acquisitions and inflation. The increased operating costs were somewhat mitigated by non-cash foreign currency translation gains in the current period. Adjusted EBITDA for the quarter was $72.7 million, as compared to $54.3 million in the prior year period, an increase of 33.9%, or $18.4 million. See the “Use of Non-GAAP Measures” section below for additional information regarding adjusted EBITDA.

“We are very pleased with our start to fiscal 2023.” said Ron Keating, Evoqua President and CEO, “Our first quarter results were strong across all regions and most end markets, as revenues were up 19.0% over the prior year period, with organic growth contributing 9.1%. We continue to see broad based demand across our key markets, particularly Life Sciences and Microelectronics. Our order flow remains healthy as well, with a book to bill ratio again over 1.0. The ISS backlog continued to grow, and we are pleased with the progress of outsourced water and our digital strategy. Leverage on organic growth drove adjusted EBITDA up nearly 34%, and we saw margin expansion over the prior year quarter.”

Mr. Keating continued, “Our outlook for the broader markets remains positive, and our pipeline continues to be robust. We have increased inventory levels to support our strong order book, as material availability remains limited in certain regions and for certain components. Despite this, our net debt leverage returned to pre-Mar Cor acquisition levels just one year after the purchase. With supply chain visibility improving and inflation abating in some key commodities, we remain confident we will reach our 100%+ cash conversion target for the year.”

Mr. Keating concluded by stating, “On January 23, 2023, Xylem, Inc. (“Xylem”) announced that we have entered into a definitive agreement under which Xylem will acquire Evoqua in an all-stock transaction. Joining forces with Xylem is an exciting opportunity for Evoqua and for our team members. This combination provides a platform to leverage our combined strengths, and we look forward to the prospect of increasing our impact to better address the most pressing and increasingly complex global water challenges. While we remain focused on executing our plan until the deal closes, we will not be providing updates to guidance going forward.”

First Quarter Earnings Call and Webcast
The Company will hold its first quarter fiscal 2023 earnings conference call Tuesday, January 31, 2023, at 10:00 a.m. E.T. The live audio webcast and presentation slides for the call will be accessible via Evoqua’s Investor Relations website, http://aqua.evoqua.com/.
Participant Details
Dial-In Numbers:
Toll Free US: 800-245-3047
International: +1 203-518-9765
Conference ID: AQUAQ1

The link to the webcast replay as well as the presentation slides will also be posted on Evoqua’s Investor Relations website.

Replay details:
Dial-In-Numbers:
US Toll Free Phone #: 800-839-5490

International Phone #: +1 402-220-2550
(Conference ID is not needed to access replay)

Replay available: Beginning 1:00 p.m. E.T. on January 31, 2023 until 11:59 p.m. ET on March 31, 2023.

Webcast Audience URL:
https://event.on24.com/wcc/r/4070881/76F46A3E38A9C4A12C8207C25EB049CF
Dissemination of Company Information
The Company intends to make future announcements regarding developments and financial performance through the Investor Relations section of its website, http://aqua.evoqua.com, as well as through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.
About Evoqua Water Technologies
Evoqua Water Technologies is a leading provider of mission critical water and wastewater treatment solutions, offering a broad portfolio of products, services, and expertise to support industrial, municipal and recreational customers who value water. Evoqua has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, the company operates in more than 150 locations across nine countries. Serving more than 38,000 customers and 200,000 installations worldwide, our employees are united by a common purpose: Transforming Water. Enriching Life.®
Non-GAAP Financial Measures
This press release contains references to adjusted EBITDA, a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This non-GAAP financial measure is provided as additional information for investors. We believe this non-GAAP financial measure is helpful to management and investors in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions relating to capital structure, the tax jurisdictions in which we operate and capital investments. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures. For definitions of the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable respective GAAP measures, see the “Use of Non-GAAP Measures” section below.
With respect to forward-looking guidance provided in this press release, we have not presented a quantitative reconciliation of the forward-looking non-GAAP financial measure adjusted free cash flow conversion to its most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of, and the periods in which, such items, including foreign exchange impact and certain expenses for which we adjust, may be recognized. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “progress,” “potential,” “predict,” “projection,” “seek,” “should,” “will,” or “would” or the negative thereof or other variations thereon or comparable terminology. All of these forward-looking statements are based on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, the failure to complete the proposed transaction with Xylem Inc. (“Xylem”) (the “Merger”) on the anticipated terms and timing, or at all; the failure to obtain stockholder approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all, or other delays in completing the Merger; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger); the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Company’s merger agreement with Xylem; the possibility that the Merger may be less accretive than expected, or may be dilutive; the possibility that the anticipated benefits of the Merger will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company and Xylem do business; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities, as a result of the Merger; the risk that stockholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability; the effect of the announcement of the Merger on our ability to maintain relationships with customers, suppliers, and other third parties; uncertainty as to the long-term value of Xylem’s common stock; material, freight, and labor inflation, commodity and component availability constraints, and disruptions in global supply chains and transportation services; general global economic and business conditions, including the impacts of rising interest rates, recessionary conditions, geopolitical conflicts, such as the conflict between Russia and Ukraine and tensions between China and the U.S., and the COVID-19 pandemic; our ability to execute projects on budget and on schedule; the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees; our ability to meet our own and our customers’ safety standards; failure to effectively treat emerging contaminants; our ability to continue to develop or acquire new products, services and solutions that allow us to compete successfully in our markets; our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably; our ability to achieve the expected benefits of our restructuring actions; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; our ability to retain our senior management, skilled technical, engineering, sales, and other key personnel and to attract and retain key talent in increasingly competitive labor markets; including as a result of the announcement of the Merger; risks associated with international sales and operations; our ability to adequately protect our intellectual property from third-party infringement; risks related to our contracts with federal, state, and local governments, including risk of termination or modification prior to completion; risks associated with product defects and unanticipated or improper use of our products; our ability to accurately predict the timing of contract awards; risks related to our substantial indebtedness; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to foreign, federal, state and local environmental, health and safety laws and other applicable laws and regulations and the costs associated therewith; our ability to execute on our strategies related to environmental, social, and governance matters, and achieve related goals and targets, including as a result of evolving standards, laws, regulations, processes, and assumptions, delayed scientific and technological developments, increased costs, and changes in carbon markets; and other risks and uncertainties, including those listed under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on November 16, 2022, and in other filings we may make from time to time with the SEC. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the Merger, the expected timing of completion of the Merger, expectations for fiscal year 2023, expectations related to customer demand, our book to bill ratio, pricing initiatives, supply chain challenges, inflation, material and labor availability, and general macroeconomic conditions, and expectations with respect to the integration and performance of our recent acquisitions, including the realization of expected synergies. Any forward-looking statements made in this press release speak only as of the date of this release. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise after the date of this release. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.
Additional Information and Where to Find It
In connection with the proposed transaction with Xylem, Xylem intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Xylem and Evoqua that also constitutes a prospectus of Xylem. Each of Xylem and Evoqua also plan to file other relevant documents with the SEC regarding the proposed transaction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Xylem and stockholders of Evoqua. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Xylem and Evoqua, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Xylem will be available free of charge on Xylem’s website at www.xylem.com or by contacting Xylem’s Investor Relations Department by email at andrea.vanderberg@xylem.com or by phone at +1 (914) 260-8612. Copies of the documents filed with the SEC by Evoqua will be available free of charge on Evoqua’s internet website at www.evoqua.com or by contacting Evoqua Water Technologies Corp., 210 Sixth Avenue, Suite 3300, Pittsburgh, PA 15222, ATTN: General Counsel and Secretary.

Participants in the Solicitation
Xylem, Evoqua and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Xylem is set forth in Xylem’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 29, 2022, and Xylem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 25, 2022. Information about the directors and executive officers of Evoqua is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on December 23, 2022, and Evoqua’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 16, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Xylem or Evoqua using the sources indicated above.
No Offer or Solicitation
This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,
	2022	2021
Revenue from product sales and services	$435,846	$366,268
Cost of product sales and services	(305,537)	(255,760)
Gross profit	$130,309	$110,508
General and administrative expense	(64,076)	(57,829)
Sales and marketing expense	(40,386)	(36,449)
Research and development expense	(3,835)	(3,452)
Total operating expenses	$(108,297)	$(97,730)
Other operating income, net	1,220	1,510
Income before interest expense and income taxes	$23,232	$14,288
Interest expense	(10,074)	(6,579)
Income before income taxes	$13,158	$7,709
Income tax expense	(3,890)	(1,621)
Net income	$9,268	$6,088
Net income attributable to non‑controlling interest	—	101
Net income attributable to Evoqua Water Technologies Corp.	$9,268	$5,987
Basic income per common share	$0.08	$0.05
Diluted income per common share	$0.07	$0.05

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	(Unaudited)
	December 31, 2022	September 30, 2022
ASSETS
Current assets	$848,320	$831,389
Cash and cash equivalents	104,703	134,005
Receivables, net	301,128	305,712
Inventories, net	258,264	229,351
Contract assets	118,466	102,123
Other current assets	65,759	60,198
Property, plant, and equipment, net	409,992	405,289
Goodwill	476,213	473,572
Intangible assets, net	307,747	317,733
Operating lease right-of-use assets, net	57,624	53,540
Other non-current assets	107,461	109,340
Total assets	$2,207,357	$2,190,863
LIABILITIES AND EQUITY
Current liabilities	$486,837	$483,716
Accounts payable	219,886	213,518
Current portion of debt, net of deferred financing fees and discounts	19,322	17,266
Contract liabilities	77,589	62,439
Accrued expenses and other liabilities	156,846	178,272
Other current liabilities	13,194	12,221
Non-current liabilities	990,788	997,054
Long-term debt, net of deferred financing fees and discounts	852,469	863,534
Obligation under operating leases	47,399	43,961
Other non-current liabilities	90,920	89,559
Total liabilities	$1,477,625	$1,480,770
Shareholders’ equity
Common stock, par value $0.01: authorized 1,000,000 shares; issued 123,567 shares, outstanding 121,903 at December 31, 2022; issued 123,411 shares, outstanding 121,747 at September 30, 2022	$1,237	$1,235
Treasury stock: 1,664 shares at December 31, 2022 and 1,664 shares at September 30, 2022	(2,837)	(2,837)
Additional paid-in capital	616,354	607,748
Retained earnings	70,284	61,016
Accumulated other comprehensive income, net of tax	44,694	42,931
Total shareholders’ equity	$729,732	$710,093
Total liabilities and shareholders’ equity	$2,207,357	$2,190,863

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2022	2021
Operating activities
Net income	$9,268	$6,088
Reconciliation of net income to cash flows (used in) provided by operating activities:
Depreciation and amortization	33,248	28,640
Amortization of deferred financing fees	476	467
Deferred income taxes	1,852	251
Share-based compensation	6,196	5,203
Gain on sale of property, plant and equipment	(836)	(4)
Foreign currency exchange (gains) losses on intercompany loans and other non-cash items	(8,184)	1,502
Changes in assets and liabilities	(43,293)	(5,767)
Net cash (used in) provided by operating activities	(1,273)	36,380
Investing activities
Purchase of property, plant, and equipment	(22,742)	(15,540)
Purchase of intangibles	(1,120)	(664)
Proceeds from sale of property, plant, and equipment	1,674	1,370
Acquisitions	1,716	—
Net cash used in investing activities	(20,472)	(14,834)
Financing activities
Borrowing of debt	23,700	5,949
Repayment of debt	(33,185)	(19,378)
Repayment of finance lease obligation	(3,905)	(3,174)
Proceeds from issuance of common stock	2,868	2,085
Taxes paid related to net share settlements of share-based compensation awards	(390)	(1,261)
Distribution to non‑controlling interest	—	(100)
Net cash used in financing activities	(10,912)	(15,879)
Effect of exchange rate changes on cash	3,355	614
Change in cash and cash equivalents	(29,302)	6,281
Cash and cash equivalents
Beginning of period	134,005	146,244
End of period	$104,703	$152,525

Revenue
Revenue is used by management to evaluate the performance of our business. Revenue growth is primarily related to organic and inorganic factors. Organic revenue growth, as a component of revenue growth, is defined as period over period revenue growth without (i) the impact from acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture, which we refer to as inorganic impact, and (ii) the impact of foreign currency translation. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. We disregard the effect of foreign currency translation from organic revenue growth because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. The effect of acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture are excluded because they can obscure underlying business trends and make comparisons of long-term performance difficult between the Company and its peers due to the varying nature, size, and number of transactions from period to period.
Components of our revenue growth for the three months ended December 31, 2022 and 2021 are as follows:

	Evoqua Water Technologies		Integrated Solutions and Services		Applied Product Technologies
(In millions)	$ Change	% Change	$ Change	% Change	$ Change	% Change
Three months ended December 31, 2020 total revenue	$322.2	n/a	$214.7	n/a	$107.5	n/a
Organic	41.8	13.0%	28.2	13.1%	13.6	12.7%
Inorganic	1.8	0.6%	1.8	0.8%	—	—%
Foreign currency translation	0.5	0.1%	0.4	0.3%	0.1	—%
Three months ended December 31, 2021 total revenue	$366.3	13.7%	$245.1	14.2%	$121.2	12.7%
Organic	33.3	9.1%	18.5	7.5%	14.8	12.2%
Inorganic	42.9	11.7%	42.9	17.5%	—	—%
Foreign currency translation	(6.7)	(1.8)%	(1.1)	(0.4)%	(5.6)	(4.6)%
Three months ended December 31, 2022 total revenue	$435.8	19.0%	$305.4	24.6%	$130.4	7.6%

Use of Non-GAAP Measures
The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. We use the non-GAAP financial measures EBITDA and adjusted EBITDA in evaluating the strength and financial performance of our core business.
EBITDA and Adjusted EBITDA
EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, share-based compensation, transaction costs, and other gains, losses and expenses that we believe do not directly reflect our underlying business operations.
Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate and compare operating performance and value companies within our industry. Further, we believe it is helpful in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions relating to capital structure, the tax jurisdictions in which we operate and capital investments. In addition, adjusted EBITDA highlights true business performance by removing the impact of certain items that management believes do not directly reflect our underlying operations and provides investors with greater visibility into the ongoing organic drivers of our business performance.

Management uses adjusted EBITDA to supplement GAAP measures of performance as follows:

•to assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance;
•in our management incentive compensation, which is based in part on components of adjusted EBITDA;
•in certain calculations under our senior secured credit facilities, which use components of adjusted EBITDA;
•to evaluate the effectiveness of our business strategies;
•to make budgeting decisions; and
•to compare our performance against that of other peer companies using similar measures.
In addition to the above, our chief operating decision maker uses adjusted EBITDA of each reportable operating segment to evaluate the operating performance of such segments. Adjusted EBITDA on a segment basis is defined as earnings before depreciation and amortization, adjusted for the impact of certain other items that have been reflected at the segment level. Adjusted EBITDA of the reportable operating segments do not include certain charges that are presented within corporate activities. These charges include certain restructuring and other business transformation charges that have been incurred to align and reposition the Company to the current reporting structure, acquisition related costs (including transaction costs and integration costs) and share-based compensation charges.
EBITDA and Adjusted EBITDA should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP. The financial results prepared in accordance with GAAP and the reconciliations from these results included below should be carefully evaluated. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, other companies in our industry or across different industries may calculate adjusted EBITDA differently.

The following is a reconciliation of our net income to EBITDA and adjusted EBITDA (unaudited):

	Three Months Ended December 31,
(In millions)	2022	2021		Variance(1)
Net income	$9.3	$6.1		52.5%
Income tax expense	3.9	1.6		143.8%
Interest expense	10.1	6.6		53.0%
Operating profit	$23.3	$14.3		62.9%
Depreciation and amortization	33.2	28.6		16.1%
EBITDA	$56.5	$42.9		31.7%
Restructuring and related business transformation costs(a)	1.7	1.4		21.4%
Share-based compensation(b)	6.3	5.3		18.9%
Transaction costs(c)	3.3	0.9		266.7%
Other losses (gains) and expenses(d)	4.9	3.8		28.9%
Adjusted EBITDA	$72.7	$54.3		33.9%

Revenue	$435.8	$366.3		19.0%

Net income as a percent of revenue	2.1%	1.7%	40	bps
Adjusted EBITDA margin	16.7%	14.8%	190	bps

(a)Restructuring and related business transformation costs
Adjusted EBITDA is calculated prior to considering certain restructuring or business transformation events. These events may occur over extended periods of time, and in some cases it is reasonably possible that they could reoccur in future periods based on reorganizations of the business, cost reduction or productivity improvement needs, or in response to economic conditions. For the periods presented such events include the following:
(i)Certain costs and expenses in connection with various restructuring initiatives, including severance and other employee-related costs, relocation and facility consolidation costs and third-party consultant costs to assist with these initiatives. This includes:
(A)amounts related to the Company’s restructuring initiatives to reduce the cost structure and rationalize location footprint following the sale of the Memcor product line;
(B)amounts related to the Company’s transition from a three-segment structure to a two-segment operating model designed to better serve the needs of customers worldwide; and
(C)amounts related to various other initiatives implemented to restructure and reorganize our business with the appropriate management team and cost structure.
(ii)Legal settlement costs and intellectual property related fees, including fees and settlement costs associated with legacy matters related to product warranty litigation on MEMCOR® products and certain discontinued products. Memcor ® is a trademark of Rohm & Haas Electronic Materials Singapore Pte. Ltd.
(iii)Expenses associated with our information technology and functional infrastructure transformation, including activities to optimize information technology systems and functional infrastructure processes.
(b)Share-based compensation
Adjusted EBITDA is calculated prior to considering share-based compensation expenses related to equity awards. See Note 17, “Share-Based Compensation,” to our Unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three months ended December 31, 2022 for further detail.

(c)Transaction costs
Adjusted EBITDA is calculated prior to considering transaction, integration and restructuring costs associated with business combinations because these costs are unique to each transaction and represent costs that were incurred as a result of the transaction decision. Integration and restructuring costs associated with a business combination may occur over several years and include, but are not limited to, consulting fees, legal fees, certain employee-related costs, facility consolidation and product rationalization costs and fair value changes associated with contingent consideration.
(d)Other losses (gains) and expenses
Adjusted EBITDA is calculated prior to considering certain other significant losses, (gains) and expenses. For the periods presented such events include the following:
(i)impact of foreign exchange gains and losses; and
(ii)legal fees and settlement costs incurred in excess of amounts covered by the Company’s insurance related to securities litigation and SEC investigation matters.
(1) Variance presented as a percentage for items presented in dollar values or basis points (“bps”) for items presented as percentages.

Adjusted EBITDA on a segment basis is defined as earnings before interest expense, income tax benefit (expense) and depreciation and amortization, adjusted for the impact of certain other items that have been reflected at the segment level. We do not present net income on a segment basis because we do not allocate interest expense or income tax benefit (expense) to our segments, making operating profit the most comparable GAAP metric. The following is a reconciliation of our segment operating profit to our segment adjusted EBITDA:

	Three Months Ended December 31,				$ Variance		% Variance
	2022		2021
(In millions)	Integrated Solutions and Services	Applied Product Technologies	Integrated Solutions and Services	Applied Product Technologies	Integrated Solutions and Services	Applied Product Technologies	Integrated Solutions and Services	Applied Product Technologies
Operating Profit	$42.7	$21.0	$35.3	$17.8	$7.4	$3.2	21.0%	18.0%
Depreciation and amortization	22.5	3.4	17.8	3.5	4.7	(0.1)	26.4%	(2.9)%
EBITDA	$65.2	$24.4	$53.1	$21.3	$12.1	$3.1	22.8%	14.6%
Restructuring and related business transformation costs(a)	1.5	0.1	0.5	0.6	1.0	(0.5)	200.0%	(83.3)%
Transaction costs(b)	2.3	—	(0.1)	—	2.4	—	(2400.0)%	n/a
Adjusted EBITDA	$69.0	$24.5	$53.5	$21.9	$15.5	$2.6	29.0%	11.9%
(a)Represents costs and expenses in connection with restructuring initiatives in the three months ended December 31, 2022 and 2021, respectively. Such expenses are primarily composed of severance, relocation and facility consolidation costs.
(b)Represents primarily costs associated with a change in the current estimate of certain acquisitions achieving their earn-out targets, as well as costs associated with the integration of recent acquisitions.

Net Leverage Ratio

Net leverage ratio is defined as total net debt divided by net income, as well as adjusted EBITDA. Total net debt is defined as total debt including finance leases less unamortized deferred financing fees minus cash and cash equivalents. The following is a reconciliation of net leverage ratio for both net income, as well as adjusted EBITDA, at December 31, 2022 and 2021, respectively.

	As of and for the Three Months Ended December 31,
(In millions)	2022	2021
Cash and cash equivalents	$104.7	$152.5

AR Securitization Program	$150.3	$144.2
Revolving Credit Facility	136.5	27.3
First Lien Term Facility	467.9	472.7
Equipment financing facilities	126.5	97.4
Finance lease obligations	38.5	37.6
Total debt including finance leases	$919.7	$779.2
Less unamortized deferred financing fees	(9.4)	(11.3)
Total net debt	$805.6	$615.4

LTM Net income	$75.6	$51.3
Net leverage ratio based on net income	10.7x	12.0x

LTM Adjusted EBITDA	$316.1	$260.4
Net leverage ratio based on adjusted EBITDA	2.5x	2.4x

Immaterial rounding differences may be present in the tables above.

Contacts
Investors
Dan Brailer
Vice President, Investor Relations
Evoqua Water Technologies
Telephone: 724-720-1605
Email: dan.brailer@evoqua.com

Media
Sarah Brown
Director of Corporate Communications
Evoqua Water Technologies
Telephone: 506-454-5495
Email: sarah.brown@evoqua.com